Exhibit 10.28

INVESTORS’ RIGHTS AGREEMENT

This INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) dated as of March 1, 2005, is entered into by and between Refocus Group, Inc., a Delaware corporation (the “Company”), and MedCare Investment Fund III, Ltd., a Texas limited partnership (the “Purchaser”).

A.                                   The Company has filed a Certificate of Designation, Rights and Preferences establishing three series of convertible preferred stock, namely, the Series A-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-1 Preferred Stock”), the Series A-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-2 Preferred Stock”), and the Series A-3 Convertible Preferred Stock, par value $0.0001 per share (the “Series A-3 Preferred Stock”); and

B.                                     The Company and the Purchaser are parties to that certain Securities Purchase Agreement dated as of even date herewith (the “Purchase Agreement”) pursuant to which (i) the Company has agreed to sell, and the Purchaser has agreed to purchase, (a) 280,000 shares of the Series A-1 Preferred Stock (the “Series A-1 Shares”) at an initial closing on the date hereof and (b) 280,000 shares of the Series A-2 Preferred Stock (the “Series A-2 Shares”) at a subsequent closing provided certain milestones are met, and (ii) the Company has granted to the Purchaser a warrant to purchase 133,334 shares Series A-3 Preferred Stock (the “Warrant Shares”); and

C.                                     The Company’s and the Purchaser’s respective obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows.

ARTICLE I

REGISTRATION RIGHTS

Section 1.1                                   Definitions.  For purposes of this Agreement:

(a)                                  “Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.  As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.

(b)                                 “Holder” means a Person that (i) is a party to this Agreement (or a permitted transferee under Section 1.11 hereof) and (ii) owns Registrable Securities; provided, however, that for purposes of this Agreement, Holders of Registrable Securities will not be required to convert their Preferred Shares into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

(c)                                  “NASD” means the National Association of Securities Dealers, Inc.

(d)                                 “Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.

(e)                                  “Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

(f)                                    “Preferred Shares” means the Series A-1 Shares, the Series A-2 Shares and the Warrant Shares.

(g)                                 “Registrable Securities” means any shares of common stock of the Company (“Common Stock”) (i) issued or issuable upon conversion of the Preferred Shares; (ii) otherwise held or deemed held by conversion by the Purchaser or acquired pursuant to any preemptive right; and (iii) issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by virtue of any stock split, combination, stock dividend, merger, consolidation or other similar event; provided, however, that shares of Common Stock that are considered to be Registrable Securities shall cease to be Registrable Securities (A) upon the sale thereof pursuant to an effective registration statement, (B) upon the transfer thereof in a private transaction where the transferor’s rights under this Agreement are not assigned, or (C) when such securities cease to be outstanding.

(h)                                 “Registration Expenses” mean all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange, NASD and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, without limitation, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or Nasdaq and (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether any Registration Statement filed in connection with such registration is declared effective.  “Registration Expenses” shall also include fees, charges and disbursements of one (1) firm of counsel to all of the Participating Holders participating in any underwritten public offering pursuant to this Agreement (which shall be selected by a majority, based on the number of Registrable Securities to be sold, of the Participating Holders.

(i)                                     “Registration Statement” shall mean any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the shares of Common Stock and any other Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

(j)                                     “SEC” or “Commission” means the United States Securities and Exchange Commission.

(k)                                  “Securities Act”  means the Securities Act of 1933, as amended.

(l)                                     “Selling Expenses” shall mean the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Holders.

Section 1.2.                                Demand Registration.

(a)                                  Request by Holders.  If the Company receives at any time a written request from Holders that hold at least twenty percent (20%) of the Registrable Securities then outstanding (the “Requesting Holders”) that the Company register Registrable Securities held by Requesting Holders (a “Demand Request”), then the Company shall, within ten (10) days after receipt of such Demand Request, give written notice of such request (“Request Notice”) to all Holders.  Each Demand Request shall (x) specify the number of Registrable Securities that the Requesting Holders intend to sell or dispose of, (y) state the intended method or methods of sale or disposition of the Registrable Securities and (z) specify the expected price range (net of underwriting discounts and commissions) acceptable to the Requesting Holders to be received for such Registrable Securities.  Following receipt of a Demand Request, the Company shall:

(i)                                     cause to be filed, as soon as practicable, but within ninety (90) days of the date of delivery to the Company of the Demand Request, a Registration Statement covering such Registrable Securities which the Company has been so requested to register by the Requesting Holders and other Holders who request to the Company that their Registrable Securities be registered within twenty (20) days of the mailing of the Request Notice, providing for the registration under the Securities Act of such Registrable Securities to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended method of distribution specified in such Demand Request;

(ii)                                  use its best efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter; and

(iii)                               refrain from filing any other Registration Statements, other than pursuant to a Registration Statement on Form S-4 or S-8 (or similar or successor forms), with respect to any other securities of the Company until such date which is one hundred and eighty (180) days following effectiveness of the Registration Statement filed in response to the Demand Request.

(b)                                 Effective Registration Statement.  A registration requested pursuant to this Agreement shall not be deemed to have been effected (i) unless a Registration Statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement; (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and has not thereafter become effective, or if the offering of Registrable Securities is not consummated for any reason, including, without limitation, if the underwriters of an underwritten public offering advise the Participating Holders that the Registrable Securities cannot be sold at a net price per share equal to or above the net price disclosed in the preliminary prospectus; (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived; or (iv) if the Requesting Holders are cut back regarding the Registrable Securities requested to be registered.

(c)                                  Selection of Underwriters.  In the event that the Company is required to file a Registration Statement covering any Registrable Securities of any Requesting Holders pursuant to Section 1.2(a) hereof and the proposed public offering is to be an underwritten public offering, the managing underwriter shall be one or more reputable nationally recognized investment banks selected by a majority in interest of the Requesting Holders and reasonably acceptable to the Company, which consent shall not be unreasonably withheld, delayed or conditioned.

(d)                                 Priority for Demand Registration.  Notwithstanding any other provision of this Agreement, if the managing underwriter of an underwritten public offering determines and advises the Participating Holders and the Company in writing that the inclusion of all securities proposed to be included by the Company and any other Holders in the underwritten public offering would materially and adversely interfere with the successful marketing of the Requesting Holders’ Registrable Securities, then the Company and other Holders shall not be permitted to include any securities in excess of the amount, if any, of securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of Registrable Securities to be registered for the Requesting Holders. The Company will be obligated to include in such Registration Statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder’s requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Holders who have requested that their Registrable Securities be included in such Registration Statement. It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration requested by the Requesting Holders pursuant to Section 1.2 shall be allocated:

(i)                                     first, to the Participating Holders; and

(ii)                                  second, to the Company and any other shareholders of the Company requesting registration of securities of the Company.

(e)                                  Limitations on Demand Registrations.

(i)                                     The Company may delay making a filing of a Registration Statement or taking action in connection therewith by not more than ninety (90) days if the Company provides a written certificate signed by the President and Chief Executive Officer of the Company to the Holders, prior to the time it would otherwise have been required to file such Registration Statement or take such action pursuant to this Section 1.2, stating that the Board has determined in good faith that the filing of such Registration Statement would be seriously detrimental to the Company or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction (collectively, a “Valid Business Reason”) and that it is therefore essential to defer the filing of the Registration Statement; provided, however, that such right to delay a Demand Request shall be exercised by the Company not more than once in any twelve (12) month period and the Company shall only have the right to delay a Demand Request so long as such Valid Business Reason exists, and during such time, the Company may not file a Registration Statement for securities to be issued and sold for its own account or for that of anyone other than the Holders.

(ii)                                  The Company shall only be obligated to effect two (2) Demand Requests pursuant to this Section 1.2.

(iii)                               The Company shall not be required to comply with a Demand Request unless the reasonably anticipated aggregate gross proceeds to be raised (before any underwriting discounts and commissions) would be equal to or exceed $1,000,000.

(f)                                    Cancellation of Registration.  A majority in interest of the Participating Holders shall have the right to cancel a proposed registration of Registrable Securities pursuant to this Section 1.2 when, (i) in their discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such registration or (ii) the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to the Participating Holders at the time of the Demand Request.  Such cancellation of a registration shall not be counted as one of the two (2) Demand Requests and notwithstanding anything to the contrary in the Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with the registration prior to the time of cancellation.

Section 1.3.                                Piggyback Registrations.

(a)                                  Right to Include Registrable Securities. Each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder or stockholders exercising demand registration rights other than Demand Requests pursuant to Section 1.2 hereof or pursuant to a Registration Statement on Forms S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to all of the Holders of Registrable Securities (which notice shall be given not less than thirty (30) days prior to the expected effective date of the Company’s Registration Statement) and shall offer such Holders the right to request inclusion of any of such Holder’s Registrable Securities in the Proposed Registration. No registration pursuant to this Section 1.3 shall relieve the Company of its obligation to register Registrable Securities pursuant to a Demand Request, as contemplated by Section 1.2  hereof.  The rights to piggyback registration may be exercised an unlimited number of occasions.

(b)                                 Piggyback Procedure.  Each Holder of Registrable Securities shall have twenty (20) days from the date of receipt of the Company’s notice referred to in Section 1.3(a) above to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell and such Holder’s intended method of disposition.  Any Holder shall have the right to withdraw such Holder’s request for inclusion of such holder’s Registrable Securities in any Registration Statement pursuant to this Section 1.3 by giving written notice to the Company of such withdrawal.  Subject to Section 1.3(d) below, the Company shall use its best efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

(c)                                  Selection of Underwriters.  The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company and reasonably acceptable to a majority in interest of the Holders.

(d)                                 Priority for Piggyback Registration.  Notwithstanding any other provision of this Agreement, if the managing underwriter of an underwritten public offering determines and advises the Company and the Holders in writing that the inclusion of all Registrable Securities proposed to be included by the Holders of Registrable Securities in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities, then the Holders of Registrable Securities shall not be permitted to include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company.  The Company will be obligated to include in such Registration Statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder’s requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Holders who have requested that their Registrable Securities be included in such Registration Statement.   It is acknowledged by the parties hereto that pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company shall be allocated:

(i)                                     first, to the Company; and

(ii)                                  second, pari passu among the Holders and all other holders of securities of the Company with piggyback registration rights.

If as a result of the provisions of this Section 1.3(d), any Holder shall not be entitled to include all of its Registrable Securities in a registration that such Holder has requested to be so included, such Holder may withdraw such Holder’s request to include Registrable Securities in such Registration Statement.

(e)                                  Underwritten Offering.  In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 1.3 shall specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration.

Section 1.4                                   Form S-3 Registration.  Any Holder (an “Initiating Form S-3 Holder”) may request at any time that the Company file a Registration Statement under the Securities Act on Form S-3 (or similar or successor form) covering the sale or other distribution of all or any portion of the Registrable Securities held by such Initiating Form S-3 Holder pursuant to Rule 415 under the Securities Act (“Form S-3 Demand”) if (i) the reasonably anticipated aggregate gross proceeds would equal or exceed $5,000,000, (ii) the Company is a registrant qualified to use Form S-3 (or any similar or successor form) to register such Registrable Securities and (iii) the plan of distribution of the Registrable Securities is other than pursuant to an underwritten public offering.  If such conditions are met, the Company shall use its best efforts to register under the Securities Act on Form S-3 (or any similar or successor form) at the earliest practicable date, for sale in accordance with the method of disposition specified in the Form S-3 Demand, the number of Registrable Securities specified in such Form S-3 Demand.  In connection with a Form S-3 Demand, the Company agrees to include in the prospectus included in any Registration Statement on Form S-3, such material describing the Company and intended to facilitate the sale of securities being so registered as is reasonably requested for inclusion therein by the Initiating Form S-3 Holders, whether or not the rules applicable to preparation of Form S-3 require the inclusion of such information. Notwithstanding the foregoing, if the Company shall furnish to the Initiating Form S-3 Holders a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company stating that in the good faith opinion of the Board of Directors of the Company, a Valid Business Reason exists, the Company shall have the right to delay or defer taking action with respect to such filing for a period of ninety (90) days after receipt of the Form S-3 Demand; provided, however, that such right to delay or defer a Form S-3 Demand shall be exercised by the Company not more than once in any twelve (12) month period, the Company shall only have the right to delay a Form S-3 Demand so long as such Valid Business Reason exists, and during such time the Company may not file a Registration Statement for securities to be issued and sold for its own account or for that of any other Holders. Form S-3 Demands will not be deemed to be Demand Requests as described in Section 1.2 hereof and Holders shall have the right to request an unlimited number of Form S-3 Demands.  Notwithstanding the foregoing, the Company shall not be obligated to file more than one (1) Registration Statement on Form S-3 pursuant to this Section 1.4 in any given six (6) month period.

Section 1.5.                                Registration Procedures.

(a)                                  Obligations of the Company.  Whenever registration of Registrable Securities is required pursuant to this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company shall, as expeditiously as possible:

(i)                                     Preparation of Registration Statement; Effectiveness.  Prepare and file with the SEC (in any event not later than ninety (90) days after receipt of a Demand Request to file a Registration Statement with respect to Registrable Securities), a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use its best efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof and remain effective for a period of not less than one hundred and eighty (180) days (or such shorter period in which all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement); provided, however, that, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis;

(ii)                                  Participation in Preparation.  Provide any Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (each, an “Inspector” and, collectively, the “Inspectors”), the opportunity to reasonably participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

(iii)                               Due Diligence.  For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 1.5(a)(ii), to conduct a reasonable investigation within the meaning of the Securities Act;

(iv)                              General Notifications.  Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto or (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;

(v)                                 10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten (10) days following notice of the occurrence of such event to each Participating Holder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(vi)                              Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and the Company agrees to use commercially reasonable best efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

(vii)                           Amendments and Supplements; Acceleration.  Prepare and file with the SEC such amendments, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented.  If a majority in interest of the Participating Holders so request, to request acceleration of effectiveness of the Registration Statement from the SEC and any post-effective amendments thereto, if any are filed; provided that at the time of such request, the Company does not in good faith believe that it is necessary to amend further the Registration Statement in order to comply with the provisions of this subparagraph.  If the Company wishes to further amend the Registration Statement prior to requesting acceleration, it shall have five (5) days to so amend prior to requesting acceleration;

(viii)                        Copies.  Furnish as promptly as practicable to each Participating Holder and Inspector prior to filing a Registration Statement or any supplement or amendment thereto, copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;

(ix)                                Blue Sky.  Use commercially reasonable efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities;

(x)                                   Other Approvals.  Use commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

(xi)                                Agreements.  Enter into customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

(xii)                             “Cold Comfort” Letter.  Obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the Participating Holders;

(xiii)                          Legal Opinion.  Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the Participating Holders;

(xiv)                         SEC Compliance, Earnings Statement. Use its best efforts to comply with all applicable rules and regulations of the SEC and make available to its shareholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of any Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xv)                            Certificates, Closing.  Provide officers’ certificates and other customary closing documents;

(xvi)                         NASD.  Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with the NASD;

(xvii)                      Road Show.  Cause appropriate officers as are requested by an managing underwriter to participate in a “road show” or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering;

(xviii)                   Listing.  Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and if not so listed, to be listed on the NASD automated quotation system;

(xix)                           Transfer Agent, Registrar and CUSIP.  Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;

(xx)                              Private Sales.  Use its best efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents; and

(xxi)                           Commercially Reasonable Efforts.  Use commercially reasonable efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

(b)                                 Seller Information.  The Company may require each Participating Holder as to which any registration of such Holder’s Registrable Securities is being effected to furnish to the Company with such information regarding such Participating Holder and such Participating Holder’s method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

(c)                                  Notice to Discontinue.  Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 1.5(a)(v), such Participating Holder shall forthwith discontinue the disposition of Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.5(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 1.5(a)(v), such Participating Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.  If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 1.5(a)(v) to and including the date when the Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 1.5(a)(v).

Section 1.6.                                Registration Expenses.  Except as otherwise provided herein, all Registration Expenses shall be borne by the Company.  All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of shares so registered.

Section 1.7.                                Indemnification.

(a)                                  Indemnification by the Company.  The Company agrees, notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of its directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively, “Holder Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel, any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed and any costs incurred in enforcing the Company’s indemnification obligations hereunder) or other liabilities (collectively, “Losses”) to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company will promptly reimburse each such Holder Indemnified Party for any legal and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a “Claim”); provided, however, that the Company shall not be liable to any Holder Indemnified Party for any Losses that arise out of or are based upon written information provided by a Holder Indemnified Party specifically stating it is for use in the Registration Statement. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Registrable Securities by such Holder Indemnified Parties.

(b)                                 Indemnification by Holders.  In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holders as set forth in Section 1.7(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that the liability of any Holder under this Section 1.7(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Holder.

(c)                                  Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure.  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct.  In the case of clause (ii) above and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party.  The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

(d)                                 Contribution.  If the indemnification provided for in this Section 1.7 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations.  The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 1.7(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.  The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 1.7(a), 1.7(b) and 1.7(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 1.7(d).

Section 1.8.                                Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that it shall (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.  Upon the written request of a Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

Section 1.9.                                Certain Limitations On Registration Rights. No Holder may participate in any Registration Statement hereunder unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting agreement approved by the Holder or Holders entitled hereunder to approve such arrangements; provided, however, that no such Holder shall be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested.  Such Holders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Holders.

Section 1.10.                         Limitations on Subsequent Registration Rights.  The Company agrees that from and after the date of this Agreement, it shall not, without the prior written consent of the Holders of at least 80% of the Registrable Securities then outstanding, enter into any agreement (or amendment or waiver of the provisions of any agreement) with any holder or prospective holder of any securities of the Company that would grant such holder registration rights that are more favorable, pari passu or senior to those granted to the Purchaser hereunder.

Section 1.11.                         Transfer of Registration Rights. The rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to (i) any Affiliate of a Holder, (ii) any subsidiary, parent, partner, limited partner, shareholder or member of a Holder or (iii) any party or parties to a transaction or series of related transactions who, after such transaction, holds or collectively hold at least 1,000,000 shares of Registrable Securities (as adjusted for any stock dividends, stock splits, combinations and reorganizations and similar events).  Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied:  (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

ARTICLE II

PREEMPTIVE RIGHTS

Section 2.1  General.  The Purchaser and any party to whom the Purchaser’s rights under this Article 2 have been duly assigned in accordance with this Agreement (each such holder or assignee hereinafter referred to as a “Rights Holder”), has the preemptive right to purchase such Rights Holder’s Pro Rata Share (as defined herein), of all or any part of any “New Securities” (as defined in Section 2.2 hereof), that the Company may from time to time issue after the date of this Agreement. A Rights Holder’s “Pro Rata Share” for purposes of this preemptive right is the ratio of (a) the number of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 1.1(b) hereof) to (b) the sum of the total number of shares of the Company’s Common Stock then outstanding, the number of shares of the Company’s Common Stock issuable upon conversion of the then outstanding Series A-1 Preferred Stock, Series A-2 Preferred Stock and Series A-3 Preferred Stock and the number of shares of the Company’s Common Stock issuable upon conversion or exercise of then outstanding securities.

Section 2.2  New Securities.  For purposes of this Article 2, “New Securities” means any of the Company’s capital stock, whether now authorized or not, and rights, options or warrants to purchase such capital stock and securities of any type whatsoever that are, or may become, convertible into, exercisable or exchangeable into such capital stock; provided, however, that the term “New Securities” does not include securities issued or issuable:

(a)                                  under the Purchase Agreement and the Warrant;

(b)                                 to officers, directors or employees of, or consultants, to the Company pursuant to those certain stock option or stock purchase plans in effect as of the date hereof or new plans approved by a majority of the directors appointed by the Purchaser or agreements on terms approved by the Board, including a majority of the directors appointed by the Purchaser;

(c)                                  upon the exercise of warrants outstanding as of the date hereof; and

(d)                                 as a dividend or distribution on the Series A-1 Preferred Stock, the Series A-2 Preferred Stock or the Series A-3 Preferred Stock.

Section 2.3  Procedure.  The Company will give each Rights Holder at least twenty-five (25) days prior written notice of the Company’s intention to issue New Securities (the “New Securities Notice”), describing the type and amount of New Securities to be issued and the price and the general terms and conditions upon which the Company proposes to issue such New Securities.  Each Rights Holder may purchase at least such Rights Holder’s Pro Rata Share of such New Securities, by delivering to the Company, within twenty-five (25) days after the date of mailing of any such New Securities Notice by the Company, a written notice specifying such number of New Securities which such Rights Holder desires to purchase (which may be all or any part of such New Securities), for the price and upon the general terms and conditions specified in the New Securities Notice.  If any Rights Holder fails to notify the Company in writing within such twenty-five (25) day period of its election to purchase any or all of such Rights Holder’s Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder will forfeit the right hereunder to purchase that part of such Rights Holder’s Pro Rata Share of such New Securities that such Rights Holder did not agree to purchase.  If any Rights Holder fails to elect to purchase the full amount of such Rights Holder’s Pro Rata Share of the New Securities, the Company shall give notice of such failure to the Rights Holders who did so elect (a “Participating Holder”).  The Participating Holders shall have ten (10) days from the date such notice was given to notify the Company in writing of its election to purchase their pro rata portion of the total number of New Securities not subscribed for by the Nonpurchasing Holders.   Each Participating Holder’s pro rata portion thereof will be equal to the total of the number of shares of Common Stock of the Company held by such Participating Holder plus the number of shares of Common Stock of the Company into which all shares of Preferred Stock held by such Participating Holder are convertible on the date of the New Securities Notice, as a percentage of the total number of shares of Common Stock of the Company held by all Participating Holders plus the number of shares of Common Stock of the Company into which all shares of Preferred Stock held by all such Participating Holders are convertible on the date of the New Securities Notice.

Section 2.4  Failure To Exercise.  In the event that the Rights Holders fail to exercise in full the preemptive right within such twenty-five (25) day period, then the Company will have ninety (90) days thereafter to sell the New Securities with respect to which the Rights Holders’ preemptive rights hereunder were not exercised, at a price and upon terms and conditions not more favorable to the purchasers thereof than specified in the Company’s New Securities Notice to the Rights Holders.  In the event that the Company has not issued and sold the New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Article 2.

Section 2.5  Termination.  The preemptive rights set forth in this Article 2 shall terminate upon the earlier of (a) the consummation of an underwritten public offering pursuant to a Registration Statement under the Securities Act that results in gross proceeds to the Company of not less than $45,000,000 in the aggregate (a “Qualified Public Offering”), and (b) such time as the Investor and its Affiliates hold fewer than twenty-five percent (25%) of the Series A-1 Preferred Stock originally issued under the Purchase Agreement.

Section 2.6  Assignment.  The preemptive rights set forth in this Article 2 may not be assigned or transferred, except the rights of a Rights Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to (i) any Affiliate of a Rights Holder, or (ii) any subsidiary, parent, partner, limited partner, shareholder or member of a Rights Holder.

ARTICLE III

GENERAL PROVISIONS

Section 3.1  Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

Section 3.2  Successors and Assigns.  All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.

Section 3.3. Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to the Purchaser:

Medcare Investment Fund III, Ltd.

8122 Datapoint Drive, Suite 1000

San Antonio, Texas  78229

Fax: (210) 614-5841

Attn: Tim Lyles

With a copy to (which does not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

300 Convent Street, Suite 1500

San Antonio, Texas 78205

Phone: (210) 281-7000

Fax: (210) 224-2035

Attn: Alan Schoenbaum, Esq.

If to the Company:

Refocus Group, Inc.

10300 North Central Expressway, Suite 104.

Dallas, Texas  75231

Fax:  (214) 368-0332

Attn:  President

With a copy to (which does not constitute notice):

Jenkens & Gilchrist, P.C.

1445 Ross Avenue, Suite 3200

Dallas, Texas  75202

Phone:  (214) 855-4500

Fax:  (214) 855-4300

Attn:  Robert W. Dockery, Esq.

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 3.4  Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

Section 3.5  Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

Section 3.6  Amendments. This Agreement may not be amended or modified without the written consent of the Holders of at least a majority of the Registrable Securities.

Section 3.7  Extensions; Waivers.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

Section 3.8  Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

Section 3.9  Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY:	REFOCUS GROUP, INC.

	By:	/s/ Terence A. Walts
Name: Terence A. Walts
Title: President

PURCHASER:	MEDCARE INVESTMENT FUND III, LTD.

By: MEDCARE GP CORP, Inc., a Texas corporation, General Partner

	By:	/s/ Thomas W. Lyles, Jr.
Thomas W. Lyles, Jr., President